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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) or (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                               broadcast.com inc.
             (Exact name of registrant as specified in its charter)

    DELAWARE                                          75 - 2600532
 (State of incorporation or organization)  (I.R.S. Employer Identification No.)

2914 TAYLOR STREET           DALLAS, TEXAS                                75226
 (Address of principal executive offices)                             (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class              Name of the exchange on which

            to be so registered                each class is to be registered

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

   Securities Act registration statement file number to which this form relates:

    333 - 52877  (if applicable)

   Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.01 PAR VALUE
                                (Title of class)


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the registrant's Common Stock, par value $0.01, required by this Item is contained in Amendment No. 1 to the registrant's registration statement on Form S-1 (Registration No. 333-52877) under the Securities Act of 1933, filed with the Securities and Exchange Commission on June 25, 1998, contained in the Registration Statement under the caption "Description of Capital Stock--Common Stock," is incorporated herein by reference.



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ITEM 2.  EXHIBITS.

    List below all exhibits filed as a part of the registration statement:

Exhibit No.                         Description of Exhibit

  1*                Registrant's Amendment No. 1 to the Registration Statement.

  2*                Restated Certificate of Incorporation of broadcast.com inc.

  3* Amended and Restated Bylaws of broadcast.com inc., as amended.

  4* Form of Stock Certificate of the Common Stock of broadcast.com inc.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)                   broadcast.com inc.

Date
                                  July 7, 1998
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By
                               /s/ TODD R. WAGNER
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                Todd R. Wagner, Chief Executive Officer




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* Copies filed with the Nasdaq Stock Market, Inc. only.